Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Quintiles IMS Holdings, Inc. of our report dated February 19, 2016 relating to the financial statements of IMS Health Holdings, Inc., which appears in Quintiles IMS Holdings, Inc.’s Current Report on Form 8-K dated May 24, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 24, 2017